                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                              WINSTON HOTELS, INC.
                              List of Subsidiaries


                                                 Jurisdiction of
                                                 Incorporation of              Other Names Under
     Name                                          Organization               Which Doing Business
     ----                                          ------------               --------------------

1.   Winston Manager Corporation                  Virginia                             N/A

2.   WINN Limited Partnership **                  North Carolina           WINN Limited Partnership of
                                                                                North Carolina (Florida)

                                                                           WINN Operating Limited
                                                                                Partnership (Texas)

                                                                           North Carolina WINN Limited
                                                                                 Partnership (Arizona)

3.   Barclay Hospitality Services Inc. *          North Carolina                       N/A

4.   Winston SPE LLC *                            Virginia                             N/A

5.   Winston Finance LLC *                        Delaware                             N/A

6.   Evanston Hotel Associates, LLC *             Delaware                             N/A

7.   Marsh Landing Hotel Associates, LLC *        Delaware                             N/A

8.   Windsor Hotel Associates, LLC *              Delaware                             N/A

9.   Windsor Lessee Company LLC *                 Delaware                             N/A

10.  Chapel Hill Associates, LLC *                North Carolina                       N/A

11.  Winston Opportunity Management, LLC *        North Carolina                       N/A



 * These entities are subsidiaries of WINN Limited Partnership.

** Winston Hotels, Inc. was the sole general partner, and owned 95.29%, of WINN Limited Partnership as of December 31, 2003.



                                       1